EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-143746 on Form S-8 of our report dated June 28, 2013, with respect to the financial statements and supplemental schedule of Harris Teeter Supermarkets, Inc. Retirement and Savings Plan included in this Annual Report on Form 11-K for the year ended December 31, 2012.

/s/ Dixon Hughes Goodman LLP

Charlotte, North Carolina

June 28, 2013